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                                                                  EXHIBIT 10.1.9

                         EXECUTIVE EMPLOYMENT AGREEMENT


         EXECUTIVE EMPLOYMENT AGREEMENT effective April 1, 1999 (the "Agreement") by and between AMERICAN AIRCARRIERS SUPPORT, INCORPORATED (the "Company") with principal offices at Fort Mill, South Carolina and FRANK ZAMBO (the "Employee").

         NOW THEREFORE, in consideration of the foregoing premises and mutual covenants herein contained, the parties hereto agree as follows:

         1. Employment. The Company agrees to employ the Employee and the Employee agrees to serve the Company as the Vice President of a newly formed subsidiary that acquired the assets of Complete Controls, Inc. ("CCI").

         2. Position and Responsibilities. The Employee shall exert his best efforts and devote full time and attention to the affairs of the Company. Employee shall have no ownership in or operate any other active closely-held corporation or business entity in the aviation or aviation parts or overhaul business. The Employee shall have the authority and responsibility given by the general direction, approval and control of the Board of Directors, Chief Executive Officer, and President/Chief Operating Officer of the Company, to the restrictions, limitations and guidelines set forth by the Board of Directors in resolutions adopted in the minutes of the Board of Directors meetings, copies of which will be provided to the Employee from time to time and will be incorporated herein by reference.

         3. Term of Employment. The term of the Employee's employment under this Agreement shall be deemed to have commenced on April 1, 1999 and shall continue until April 1, 2002, (the "Initial Term"), subject to extension as hereinafter provided or termination pursuant to the provisions set forth hereafter. Provided that Employee is in compliance with all of his obligations hereunder, the term of Employee's employment shall be automatically extended for two (2) additional one-year terms upon expiration of the Initial Term unless either party hereto receives 30 days' prior written notice from the other electing not to extend the Employee's employment. Compensation during the term shall be that set forth in
Section 5 hereof, unless one of the termination provisions overrides.

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         4. Duties. During the period of his employment hereunder and except for illness, specified vacation periods and reasonable leaves of absence, the Employee shall devote his best efforts and full attention and skill to the business and affairs of the Company and its affiliated companies, as such business and affairs now exist and as they may be hereinafter changed or added to, under and pursuant to the general direction of the Board of Directors of the Company.

         5. Compensation. Commencing on April 1, 1999, the Company shall pay to the Employee as compensation for his services the sum of $125,000.00 per year, payable semi-monthly. Base compensation shall be reviewed annually by the Compensation Committee of the Company. Employee shall also be eligible to periodic stock option grants subject to the discretion of the Compensation Committee of the Board of Directors. Concurrently with Employee's hire, Employee shall be granted options to purchase 2,500 shares of Company's common stock at the exercise price equal to the closing price of Company's common stock on the date of the grant with vesting as set forth in the Plan.

         6. Employee's Incentive Pay. In addition to the compensation set forth in Section 5 hereof, an EBITDA incentive compensation bonus shall be available to Employee for each of the years of Employee's employment and shall be computed from the following formula based on CCI's financial performance. The bonus payments ("Payments") shall be calculated on a cumulative basis with respect to each calendar year period as described below, beginning April 1, 1999, and shall be paid, subject to the restrictions of such payment contained in this Agreement and subject to applicable federal and local income tax and other payroll withholding requirements, as follows: eighty percent (80%) of the amount payable with respect to Employee shall be paid on or before January 31st of the following year, and the balance shall be paid on the earlier of May 31st or the date on which the audited financial statements for the Company which includes the results for CCI for the applicable calendar year are issued by Company's independent auditors. All amounts payable shall be paid directly to the Employee, provided Employee is employed by the Company.

         The Payments with respect to each calendar year (the "Period Payment") shall be a percentage (the "Allocable Percentage") of Employee's base salary as set forth in Section 5 of this Agreement for such year determined in accordance with the level


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(the "Applicable Earnings Level") of earnings (taking into account Payments made hereunder) before interest, taxes, depreciation and amortization ("EBITDA") of CCI for such Period. The Applicable Earnings Level shall be a percentage of the management case level of EBITDA during any Period (the "Management Case
EBITDA"), as listed on Schedule 6 attached hereto, and the corresponding Allocable Percentage for each Applicable Earnings Level shall be as listed on
Schedule 6. Actual EBITDA with respect to any Period shall be determined by the Company based on the financial statements of CCI, included in the audited financial statements of the Company.

         7. Expense Reimbursement. The Company will reimburse the Employee, at least semi-monthly, for all reasonable and necessary expenses, including without limitation, travel expenses, and reasonable entertainment expenses, incurred by him in carrying out his duties under this Agreement. The Employee shall present to the Company each month an account of such expenses in such form as is reasonably required by the Board of Directors.

         8. Medical and Dental Coverage. Commencing with employment, the Employee will be entitled to participate in the Company's employee group medical and other group insurance programs on the same basis as other employees of the Company.

         9. Medical Examination. The Employee agrees to submit himself for physical examination on one occasion per year as requested by the Company for the purpose of the Company's obtaining life insurance on the life of the Employee for the benefit of the Company as may be required; provided, however, that the Company shall bear the entire cost of such examinations and shall pay all premiums on any key man life insurance obtained for the benefit of the Company as beneficiary or with respect to any other designated beneficiary.

         10. Vacation Time. The Employee shall be entitled each year to a reasonable vacation in accordance with the established practices of the Company, now or hereafter in effect for the executive personnel, during which time the Employee's compensation shall be paid in full.

         11. Benefits Payable on Disability. If the Employee becomes disabled such that he is unable to properly perform services hereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay the Employee


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his then current salary hereunder for the first three (3) months of such continuous disability commencing with the first date of such disability.

         12. Obligations of Employee During and After Employment.

               (a) The Employee agrees that during the terms of his employment under this Agreement, he will engage in no other business activities directly or indirectly, which are competitive with or which might place him in a competing position to that of the Company, or any affiliated company.

               (b) The Employee realizes that during the course of his employment, Employee will have produced and/or have access to confidential business plans, information, business opportunity records, notebooks, data, formula, specifications, trade secrets, customer lists, account lists and secret inventions and processes of the Company and its affiliated companies. Therefore, during or subsequent to his employment by the Company, or by an affiliated company, the Employee agrees to hold in confidence and not to directly or indirectly disclose or use or copy or make lists of any such information, except to the extent authorized by the Company in writing. All records, files, business plans, documents, equipment and the like, or copies thereof, relating to Company's business, or the business of an affiliated company, which Employee shall prepare, or use, or come into contact with, shall remain the sole property of the Company, or of an affiliated company, and shall not be removed from the Company's or the affiliated company's premises without its written consent, and shall be promptly returned to the Company upon termination of employment with the Company and its affiliated companies. The restrictions and obligations of Employee set forth in this Section 12(b) shall not apply to (i) information that is or becomes generally available and known to the industry (other than as a result of a disclosure directly or indirectly by Employee); or (ii) information that was known to Employee prior to Employee's employment by the Company or its predecessor.

               (c) Because of his employment by the Company, Employee shall have access to trade secrets and confidential information about the Company, its business plans, its business accounts, its business opportunities, its expansion

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          plans into other geographical areas and its methods of doing business.
          Employee agrees that for a period of two (2) years after termination or expiration of his employment, he will not, directly or indirectly, compete with the Company in its then present business or anticipated lines in the aviation business. Further, for the same two (2) year period, Employee shall not hire or entice to hire any employees of Company to any other business Employee may pursue following termination or expiration of employment.

               (d) In the event a court of competent jurisdiction finds any provision of this Section 12 to be so overbroad as to be unenforceable, then such provision shall be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, it being the Employee's intention to provide the Company with the broadest protection possible against harmful competition.

         13. Termination for Cause by the Company. The Company may, without liability, terminate the Employee's employment hereunder for cause at any time upon written notice from the Board of Directors specifying such cause, and thereafter the Company's obligations hereunder shall cease and terminate; provided, however, that such written notice shall not be delivered until after the Board of Directors shall have given the Employee written notice specifying the conduct alleged to have constituted such cause and the Employee has failed to cure such conduct, if curable, within fifteen (15) days following receipt of such notice.

         Grounds for termination "for cause" are one or more of the following:

               (a) A willful breach of a material duty by the Employee during the course of his employment;

               (b) Habitual neglect of a material duty by the Employee;

               (c) Action or inaction by the Employee which places the Company in circumstances of financial peril;

               (d) Fraud on the Company or conviction of a felony involving or against the Company; and

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               (e) Ownership or operation of any other closely-held corporation or business entity actively engaged in the aviation or aviation parts business.

         14. Termination by the Employee or the Company Without Cause.

               (a) The Employee, without cause, may terminate this Agreement upon 90 days prior written notice to the Company. In such event, the Employee shall be required to render the services required under this Agreement during such 90-day period unless otherwise directed by the Board of Directors. Compensation for vacation time not taken by Employee shall be paid to the Employee at the date of termination. Employee shall be paid for only the ninety (90) day period pursuant to normal pay practices and then all obligations hereunder regarding compensation in any form shall cease.

               (b) The Company, without cause, may terminate this Agreement. In such event, the Company shall pay a severance allowance equal to the balance of the contract payable over the term of the contract at regular monthly installments unless the parties negotiate a mutually acceptable discounted lump sum. No other benefits will be provided once this Agreement is terminated and all other obligations hereunder regarding compensation in any form shall cease.

         15. Termination upon Death of Employee. In addition to any other provision relating to the termination, this Agreement shall terminate upon the Employee's death. In such event, the Company shall pay a severance allowance equal to one hundred eighty (180) days' salary to the Employee's estate, which may be covered by an insurance policy.

         16. Arbitration. Any controversy, dispute or claim arising out of, or relating to, this Agreement and/or its interpretation shall, unless resolved by agreement of the parties, be settled by binding arbitration in Charlotte, North Carolina in accordance with the Rules of the American Arbitration Association then existing. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law of the State of South Carolina. The award rendered by the arbitrators shall be final and judgment may be entered upon the award in any court of the State of South Carolina having jurisdiction of the matter.

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         17.  General Provisions.

               (a) The Employee's rights and obligations under this Agreement shall not be transferrable by assignment or otherwise, nor shall Employee's rights be subject to encumbrance or to the claims of the Company's creditors. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its property or assets.

               (b) This Agreement and the rights of Employee with respect to the benefits of employment referred to herein constitute the entire Agreement between the parties hereto in respect of the employment of the Employee by the Company and supersede any and all other agreements either oral or in writing between the parties hereto with respect to the employment of the Employee. The parties however acknowledge a separate Confidentiality and Noncompetition Agreement which shall stand on its own separate and apart from this Agreement.

               (c) The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part thereof are declared invalid or unenforceable by a court of competent jurisdiction or in an arbitration proceeding, the validity and enforceability of the remainder of such provisions or parts thereof and the applicability thereof shall not be affected thereby.

               (d) This Agreement may not be amended or modified except by a written instrument executed by Company and Employee.

               (e) This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of South Carolina.

         18. Construction. Throughout this Agreement the singular shall include the plural, and the plural shall include the singular, and the masculine and neuter shall include the feminine, wherever the context so requires.

         19. Text to Control. The headings of paragraphs and sections are included solely for convenience of reference. If any conflict between any heading and the text of this Agreement exists, the text shall control.

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         20. Authority. The officer executing this agreement on behalf of the
Company has been empowered and directed to do so by the Board of Directors of the Company.

         21. Effective Date. This Agreement shall be effective on as of the date cited above.


FOR THE COMPANY:                    AMERICAN AIRCARRIERS SUPPORT,
                                    INCORPORATED


Dated April 1, 1999                 By  /s/ Joseph E. Civiletto
      ----------------------           -----------------------------
                                    Title: President
                                          --------------------------


FOR THE EMPLOYEE:


Dated April 1, 1999                     /s/ Frank Zambo              (SEAL)
      ---------------------            -----------------------------
                                       FRANK ZAMBO